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                        OSIRIS THERAPEUTICS, INC.
         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK                                                       COMMON STOCK

                                            SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT



IS THE OWNER OF


               FULLY PAID AND NON-ASSESABLE SHARES OF COMMON STOCK,
                           PAR VALUE $.001 PER SHARE, OF

                           OSIRIS THERAPEUTICS, INC.
transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented bereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-Laws of the Corporation as now or hereafter amended.

  WITNESS the signatures of the Corporation's duly authorized officers.

Dated:



SECRETARY                                                PRESIDENT


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                         OSIRIS THERAPEUTICS, INC.

    The Corporation is authorized to issue nore than one class of stock. The Corporation will furnish without charge to each stockholder upon written request the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation of the Corporation and amendments thereto filed with the Secretary of State of the Stae of Delaware.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTERESTJ THERIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AND EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION SATISFACTOY TO THE CORPORATION (WHICH MAY INCLUDE AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
                                    UNIF GIFT MIN ACT -- ......Custodian.....
TEN COM -- as tenants in common                          (Cust)        (Minor)
TEN ENT -- as tenants by the entireties
JT TEN  -- as joint tenants with right of     under Uniform Gifts to Minors Act
           survivorship and not as ten-
           ants in common                     .................................
                                                           (State)

       Additional abbreviations may also be used though not in the above list.

                               -----------------

For Value Received, ____________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURTIY OR OTHER
INDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________

_________________________________________________________________
             PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE
_________________________________________________________________

___________________________________________________ of the Shares

represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________________________________________________
attorney to transfer the said Shares on the Books of the within named Corporations with full power of substitution in the premises.

Dated: _______________

                       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATEVER.